Cree Announces CFO Transition Plan

EVP and CFO Mike McDevitt to Retire Upon the Appointment of His Successor

Company Reaffirms Guidance for the Fourth Fiscal Quarter of 2018

DURHAM, N.C. - June 7, 2018 - Cree, Inc. (Nasdaq: CREE), a technology market leader, today announced that Executive Vice President and Chief Financial Officer (CFO) Mike McDevitt will retire from his executive positions following a transition period. Mr. McDevitt intends to stay on until a successor is appointed, and thereafter will remain available as a consultant to the Company to ensure a seamless transition of leadership responsibilities.

Since joining Cree in 2002, Mr. McDevitt has held numerous executive financial positions with the Company, helping grow Cree from less than $200 million to approximately $1.5 billion in annual revenue, with approximately 6,900 employees worldwide. Mr. McDevitt has served as the Company’s CFO since May 2012.

Gregg Lowe, CEO, said, "Mike has made significant contributions to the continued success of the Company during his role as CFO, and we appreciate his dedication to helping us solidify and introduce the new business strategy. Now that we have made our pivot, we are gaining traction in the market with the new strategy and believe that we have collectively positioned the Company to support our growth plans and achieve a successful future.”

Mr. McDevitt added, “I am confident that it is the appropriate time to begin this CFO transition as the team continues executing the new strategic direction going forward. It has been a privilege working with Cree’s many talented employees and our Board for the last 16 years, first driving the adoption of LEDs, then LED Lighting and more recently our Power and RF products. The Company is on healthy financial footing to enable its future growth. I appreciate the opportunity that Gregg and Chuck gave me to serve as their CFO. I look forward to working with Gregg and the team to find our next CFO and to ensure a smooth transition.”

The Company today also reaffirmed its previously announced business outlook for the fourth quarter of fiscal 2018 ending June 24, 2018. As announced on April 24, 2018, for the fourth quarter Cree targets:

–	Revenue in a range of $390 million to $410 million.

–	GAAP net loss of $34 million to $38 million, or a $0.34 to $0.38 loss per diluted share.[2]

–	Non-GAAP net income in a range of $5 million to $9 million, or $0.05 to $0.09 per diluted share.[1,2]

1 Targeted non-GAAP income excludes $43 million, net of tax, of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles, the inventory basis step-up from the previously reported Infineon RF Power acquisition, transition and integration costs associated with the Infineon RF Power acquisition and charges associated with the restructuring of our Lighting Products business.
2 The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree's Lextar investment, any potential reserve for ZTE specific inventory or impact from a potential Chinese LED tariffs.

About Cree, Inc.

Cree is an innovator of WolfspeedTM power and radio frequency (RF) semiconductors, lighting class LEDs and lighting products. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging, inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and electronic signs and signals. Cree’s LED lighting systems and lamps serve indoor and outdoor applications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release includes the Company's business outlook for its fiscal fourth quarter on both a GAAP and a non-GAAP basis. The GAAP targets include certain costs, charges and expenses which are excluded from our non-GAAP targets. By publishing these non-GAAP targets, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results or targets are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements or targets prepared in accordance with GAAP. Please see our Press Release dated April 24, 2018 for a reconciliation of our GAAP to non-GAAP targets.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects or our announced CFO transition plan, could differ materially due to a number of factors, including risks inherent in a CFO transition, including timing of retaining a new CFO and transition and integration risks; and with respect to our targets, the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the potential impact from proposed tariffs by the United States on Chinese goods, and any corresponding Chinese tariffs in response, which may negatively impact demand for our products; the risk that our commercial Lighting Products results will continue to suffer if new issues arise regarding issues related to product quality for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we are not able to enter into acceptable contractual arrangements with the significant customers of the recently acquired Infineon RF Power business or otherwise not fully realize anticipated benefits of the transaction; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips, LED components, and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures, joint ventures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 25, 2017, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and WolfspeedTM is a trademark of Cree, Inc.

Contacts

Cree, Inc.
Raiford Garrabrant
Director, Investor Relations
Phone: 919-407-7895
investorrelations@cree.com

Cree, Inc
Claire Simmons
Corporate Marketing
Phone: 919-407-7844
media@cree.com